Exhibit 99.1

BIOMET ANNOUNCES FIRST QUARTER OF FISCAL 2014 FINANCIAL RESULTS
WARSAW, Ind., October 8, 2013 – Biomet, Inc. announced today financial results for its first quarter ended August 31, 2013.

First Quarter Financial Results

•	Consolidated net sales increased 3.3% (4.3% constant currency) worldwide to approximately $731 million

•	Knee sales grew 3.5% (4.8% constant currency) worldwide, with U.S. growth of 5.0%

•	Hip sales increased 1.9% (3.7% constant currency) worldwide and increased 2.9% in the U.S.

•	S.E.T. sales grew 17.4% (18.8% constant currency) worldwide and grew 18.1% in the U.S., including the impact of two extra weeks of the Trauma Acquisition in the current fiscal quarter

•	Reported net income totaled $31.1 million, compared to a net loss of $31.5 million in the prior year period

•	Adjusted net income increased 33.8% to $80.8 million, benefiting from the Company’s refinancing activities
Consolidated net sales of $730.7 million increased 3.3% in the quarter, compared to net sales of $707.4 million during the first quarter of fiscal year 2013. Excluding the effect of foreign currency, consolidated net sales increased 4.3% during the first quarter. U.S. net sales increased 3.9% during the fourth quarter to $469.9 million, while Europe net sales increased 6.0% (2.0% constant currency) to $151.5 million and International (primarily Canada, South America, Mexico and the Pacific Rim) net sales decreased 2.6% (increased 8.8% constant currency) to $109.3 million. On a consolidated basis we had one less selling day during the first quarter of fiscal year 2014, compared to the prior year quarter.
Special items (pre-tax) totaled $99.7 million during the first quarter of fiscal year 2014, compared to $165.1 million during the first quarter of fiscal year 2013.
Reported operating income was $96.4 million during the first quarter of fiscal year 2014, compared to operating income of $69.0 million during the first quarter of fiscal year 2013. Excluding special items, adjusted operating income totaled $196.1 million during the first quarter of fiscal year 2014, compared to $191.7 million during the prior year period.
Reported net income in the quarter was $31.1 million, compared to a net loss of $31.5 million during the first quarter of the prior year. Excluding special items, adjusted net income totaled $80.8 million during the first quarter of fiscal year 2014, compared to $60.4 million for the first quarter of fiscal year 2013.
Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) during the first quarter of fiscal year 2014 totaled $246.3 million, or 33.7% of net sales, compared to $237.8 million, or 33.6% of net sales, for the first quarter of fiscal year 2013.
Interest expense decreased to $87.6 million during the first quarter of fiscal year 2014, compared to $117.1 million at the end of the first quarter of 2013, primarily due to lower average interest rates on our term loans and lower bond interest as a result of refinancing activities.
Reported cash flow from operations totaled $50.8 million during the first quarter of fiscal year 2014, compared to reported cash flow from operations of $85.5 million for the first quarter of fiscal year 2013. Free cash flow (operating cash flow minus capital expenditures) was $4.3 million, which reflected $101.3 million of cash interest paid in the quarter, compared to free cash flow of $32.4 million, reflecting $62.5 million of cash interest paid during the first quarter of fiscal year 2013. The increase in cash interest is a result of a change in timing of interest payments due to our debt refinancing activities.
At August 31, 2013, reported gross debt was $5,971.8 million, and cash and cash equivalents, as defined in the Company’s Amended and Restated Credit Agreement dated August 2, 2012, totaled $345.4 million, resulting in net debt of $5,626.4 million, compared to $5,610.8 million at May 31, 2013, reflecting the impact of foreign currency translation on our euro-denominated debt and a slight decrease in cash and cash equivalents.
Biomet’s senior secured leverage ratio as of August 31, 2013 was 2.73 times the last twelve months (“LTM”) adjusted EBITDA, as defined by our credit agreement, compared to 4.01 times at May 31, 2008, the first fiscal year-end following the Merger. The total (net debt) leverage ratio was 5.18 times LTM adjusted EBITDA at August 31, 2013, compared to 6.97 times at May 31, 2008.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder commented, “We have had a great start to fiscal year 2014.  We are very pleased with the uptick in our fiscal first quarter hip and knee sales with worldwide constant currency growth at 4% and 5%, respectively, despite having one less selling day in the quarter. Our sports, extremities and trauma sales remained strong during the quarter with double digit growth worldwide. And, we started this week on a high note with yesterday’s press release announcing the signing of a definitive agreement to acquire Lanx, Inc., a leader in minimally invasive spine technologies.  We look forward to sharing more about our fiscal first quarter highlights on today’s call.”
Recent Refinancing Activities

On September 10, 2013, Biomet retired €167.3 million ($221.4 million) principal amount of euro-denominated term loans using cash on hand. On September 25, 2013, Biomet completed an $870.5 million U.S. dollar-denominated term loan offering, the proceeds of which were used to retire the remaining euro-denominated term loan principal balance of €657.7 million ($870.2 million). Concurrently with the new $870.5 million U.S. dollar-denominated term loan offering, Biomet also completed a repricing of its existing $2,111.4 million extended U.S. dollar-denominated term loan to LIBOR + 3.50%. The terms of the new term loan offering are consistent with the existing extended U.S. dollar-denominated term loans. All U.S. dollar translation amounts were translated using the August 31, 2013 exchange rate of 1 euro to $1.3231.
About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet's product portfolio includes knee and hip reconstructive products; sports medicine, extremities and trauma products; spine, bone healing and microfixation products, including spine hardware, spinal stimulation devices, osteobiologics, and non-invasive bone growth stimulators; as well as neurosurgical and craniomaxillofacial reconstructive devices, and thoracic products; dental reconstructive products; and bone cement products, biologics, and other products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.
Contacts
For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer, at (574) 372-1687 or Barbara Goslee, Director, Investor Relations at (574) 372-1514.

Financial Schedule Presentation
The Company’s unaudited condensed consolidated financial statements as of and for the three months ended August 31, 2013 and 2012 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below), and reflects purchase accounting adjustments related to the Merger referenced below and acquisitions.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the ability of the Company to successfully integrate the Trauma Acquisition; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; the impact of product liability litigation losses; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.
*Non-GAAP Financial Measures:
Management uses non-GAAP financial measures, such as net sales excluding the impact of the Bracing Divestiture and certain Royalties, foreign currency (constant currency), operating income as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted, net income as adjusted, gross profit as adjusted, selling, general and administrative expense as adjusted, research and development expense as adjusted, cash and cash equivalents (as defined by our credit agreement), net debt, senior secured leverage ratio, total leverage ratio, free cash flow, and unlevered free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in the press release.
The term “adjusted” or “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization, other (income) expense, and/or exclude certain expenses as defined by our credit agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, loss on extinguishment of debt, certain non-cash charges, advisory fees paid to the Company’s private equity owners, certain severance charges, acquisition cost, purchase accounting costs, certain non-income based taxes, stock-based compensation, medical device taxes, litigation costs, and other related charges.
These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the United States. Biomet management believes that these non-GAAP financial measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Non-GAAP Reconciliation
A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com
Reclassifications
Certain prior period amounts have been reclassified to conform to the current presentation. The current presentation aligns with how the Company presently reports sales and markets its products.
The Merger
Biomet, Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., which we refer to in this press release as the “Merger”, on September 25, 2007. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Global.
Trauma Acquisition

On May 24, 2012, DePuy Orthopaedics, Inc. accepted the Company’s binding offer to purchase certain assets representing substantially all of DePuy’s worldwide trauma business (“Trauma Acquisition”), which involves researching, developing, manufacturing, marketing, distributing and selling products to treat certain bone fractures or deformities in the human body, including certain intellectual property assets, and to assume certain liabilities, for approximately $280.0 million in cash. On June 15, 2012, the Company announced the initial closing of the transaction. During the first and second quarters of fiscal year 2013 subsequent closings in various foreign countries occurred on a staggered basis, with the final closing occurring on December 7, 2012. The Company acquired the DePuy worldwide trauma business to strengthen its trauma business and to continue to build a stronger presence in the global trauma market.

Bracing Divestiture
On February 28, 2013, the Company divested certain assets representing substantially all of the Company’s bracing business (“Bracing Divestiture”).

Royalties
The Company is currently receiving royalty income related to a license agreement for certain Spine products (“Royalties”).

Rounding
Amounts may not recalculate due to rounding.

Biomet, Inc.
Product Net Sales
Three Months Ended August 31, 2013 and 2012
(in millions, except percentages, unaudited)

	Three Months Ended August 31, 2013	Three Months Ended August 31, 2012	Reported Growth %	Constant Currency* Growth %	United States Growth %
Knees	$225.1	$217.5	3.5%	4.8%	5.0%
Hips	149.7	146.9	1.9%	3.7%	2.9%
Sports, Extremities, Trauma (S.E.T.)	149.5	127.3	17.4%	18.8%	18.1%
Spine, Bone Healing & Microfixation	101.6	108.8	(6.6)%	(6.8)%	(8.9)%
Dental	53.9	57.0	(5.4)%	(5.1)%	2.8%
Cement, Biologics & Other	50.9	49.9	2.0%	1.9%	(0.5)%
Net Sales	$730.7	$707.4	3.3%	4.3%	3.9%

Spine, Bone Healing & Microfixation, excluding Bracing Divestiture and Royalties*	$100.4	$108.8	3.3%	3.1%	3.1%

	Three Months Ended August 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended August 31, 2013 Net Sales Growth in Local Currencies*
Knees	3.5%	1.3%	4.8%
Hips	1.9%	1.8%	3.7%
Sports, Extremities, Trauma (S.E.T.)	17.4%	1.4%	18.8%
Spine, Bone Healing & Microfixation	(6.6)%	(0.2)%	(6.8)%
Dental	(5.4)%	0.3%	(5.1)%
Cement, Biologics & Other	2.0%	(0.1)%	1.9%
Net Sales	3.3%	1.0%	4.3%

Spine, Bone Healing & Microfixation, excluding Bracing Divestiture and Royalties*	3.3%	(0.2)%	3.1%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Geographic Net Sales
Three Months Ended August 31, 2013 and 2012
(in millions, except percentages, unaudited)

	Three Months Ended August 31, 2013	Three Months Ended August 31, 2012	Reported Growth %	Constant Currency* Growth %
Geographic Sales:
United States	$469.9	$452.2	3.9%	3.9%
Europe	151.5	142.9	6.0%	2.0%
International	109.3	112.3	(2.6)%	8.8%
Net Sales	$730.7	$707.4	3.3%	4.3%

	Three Months Ended August 31, 2013 Net Sales Growth As Reported	Currency Impact*	Three Months Ended August 31, 2013 Net Sales Growth Local Currencies*
United States	3.9%	—%	3.9%
Europe	6.0%	(4.0)%	2.0%
International	(2.6)%	11.4%	8.8%
Total	3.3%	1.0%	4.3%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Reconciliation of Reported Consolidated Statements of Operations to Consolidated Statements of Operations, as adjusted*
Three Months Ended August 31, 2013 and 2012
(in millions, except percentages, unaudited)

	Three Months Ended August 31, 2013			Three Months Ended August 31, 2012
	Reported	Special Items*	As Adjusted*	Reported	Special Items*	As Adjusted*
Net sales	$730.7	$—	$730.7	$707.4	$—	$707.4
Cost of sales	237.2	(15.1)	222.1	228.1	(17.9)	210.2
Gross profit	493.5	15.1	508.6	479.3	17.9	497.2
Gross profit percentage	67.5%		69.6%	67.8%		70.3%
Selling, general and administrative expense	284.1	(11.6)	272.5	296.1	(27.2)	268.9
Research and development expense	37.5	(0.7)	36.8	35.8	(2.9)	32.9
Amortization	75.5	(72.3)	3.2	78.4	(74.7)	3.7
Operating income (loss)	96.4	99.7	196.1	69.0	122.7	191.7
Percentage of Net Sales	13.2%		26.8%	9.8%		27.1%
Interest expense	87.6	—	87.6	117.1	—	117.1
Other (income) expense	2.2	—	2.2	37.5	(42.4)	(4.9)
Income (loss) before income taxes	6.6	99.7	106.3	(85.6)	165.1	79.5
Provision (benefit) for income taxes	(24.5)	50.0	25.5	(54.1)	73.2	19.1
Tax rate			24.0%			24.0%
Net income (loss)	$31.1	$49.7	$80.8	$(31.5)	$91.9	$60.4
Percentage of Net Sales	4.3%		11.1%	(4.5)%		8.5%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Other Financial Information
Reconciliation of Operating Income, as reported, to EBITDA, as adjusted*
(in millions, except percentages, unaudited)

	Three Months Ended August 31, 2013	Three Months Ended August 31, 2012
Operating income (loss), as reported	$96.4	$69.0
Special items from operations*	99.7	122.7
Depreciation and amortization from operations	50.2	46.1
EBITDA, as adjusted*	$246.3	$237.8

Net Sales	$730.7	$707.4
EBITDA, as adjusted, as percentage of Net Sales*	33.7%	33.6%

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Other Financial Information
Special Items detail*
(in millions, unaudited)

	Three Months Ended August 31, 2013	Three Months Ended August 31, 2012
Purchase accounting amortization and depreciation	$70.8	$74.6
Stock-based compensation expense	4.7	19.1
Litigation settlements and reserves and other legal fees	6.0	4.6
Acquisition costs	—	6.9
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs) and other	10.8	6.8
Product rationalization charges	—	8.1
Medical device tax	5.0	—
Sponsor fee	2.4	2.6
Loss on extinguishment of debt	—	42.4
Special items, pre-tax*	$99.7	$165.1
Tax effect	50.0	73.2
Special items, after tax*	$49.7	$91.9

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Condensed Consolidated Balance Sheets
(in millions, unaudited)

	(Preliminary) August 31, 2013	May 31, 2013
Assets
Cash and cash equivalents	$345.4	$355.6
Accounts receivable, net	524.5	531.8
Inventories	651.8	624.0
Current deferred income taxes	118.0	119.9
Prepaid expenses and other	127.6	141.3
Property, plant and equipment, net	664.5	665.2
Intangible assets, net	3,558.0	3,630.2
Goodwill	3,596.8	3,600.9
Other assets	119.0	125.8
Total Assets	$9,705.6	$9,794.7
Liabilities and Shareholder’s Equity
Current liabilities, excluding debt	$453.6	$523.8
Current portion of long-term debt	36.8	40.3
Long-term debt, net of current portion	5,935.0	5,926.1
Deferred income taxes, long-term	1,067.7	1,129.8
Other long-term liabilities	190.1	206.1
Shareholder’s equity	2,022.4	1,968.6
Total Liabilities and Shareholder’s Equity	$9,705.6	$9,794.7
Net Debt (a)*	$5,626.4	$5,610.8

(a)	Net debt is the sum of total debt less cash and cash equivalents, as defined by the credit agreement.

*	See Non-GAAP Financial Measures Disclosure

Biomet, Inc.
Other Financial Information
Reconciliation of Senior Secured Leverage Ratio and Total Leverage Ratio*
(in millions, except ratios, unaudited)

	August 31, 2013		May 31, 2008
Senior Secured Debt:
USD Term Loan	$2,215.5		$2,328.3
EUR Term Loan	1,091.6		1,355.2
Asset Based Revolver	—		—
Cash Flow Revolvers	—		—
Consolidated Senior Secured Debt	3,307.1	A	3,683.5	E
Senior Notes	2,661.4		2,570.7
China Facility	3.3		—
European Facilities	—		46.6
Consolidated Total Debt	5,971.8		6,300.8
Cash and Cash Equivalents* **	(345.4)	B	(127.6)	F
Net Debt*	$5,626.4	C	$6,173.2	G
LTM Adjusted EBITDA
Quarter 2 Fiscal 2013 Adjusted EBITDA	288.2
Quarter 3 Fiscal 2013 Adjusted EBITDA	275.4
Quarter 4 Fiscal 2013 Adjusted EBITDA	275.9
Quarter 1 Fiscal 2014 Adjusted EBITDA	246.3
“Run Rate” Cost Savings**	—
Quarter 1 2014 LTM Adjusted EBITDA*	$1,085.8	D
Fiscal 2008 LTM Adjusted EBITDA			829.1
“Run Rate” Cost Savings**			57.0
Fiscal 2008 LTM Adjusted EBITDA*			$886.1	H
Senior Secured Leverage Ratio*	2.73	A+B / D	4.01	E+F / H
Total Leverage Ratio*	5.18	C / D	6.97	G / H

*	See Non-GAAP Financial Measures Disclosure

**	As defined by the Amended and Restated Credit Agreement dated August 2, 2012

Biomet, Inc.
Consolidated Statement of Cash Flows and GAAP Operating Cash Flow Reconciled to Free Cash Flow*
& Unlevered Free Cash Flow*
(in millions, unaudited)

	(Preliminary) Three Months Ended August 31, 2013	Three Months Ended August 31, 2012
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income (loss)	$31.1	$(31.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	120.4	120.6
Amortization and write off of deferred financing costs	3.6	7.0
Stock-based compensation expense	4.2	19.1
Loss on extinguishment of debt	—	38.0
Provision for doubtful accounts receivable	0.1	1.3
Deferred income taxes	(61.0)	(68.9)
Other	(3.9)	(1.3)
Changes in operating assets and liabilities, net of acquired assets:
Accounts receivable	8.0	5.8
Inventories	(7.5)	(21.2)
Prepaid expenses	2.3	(4.2)
Accounts payable	(19.6)	(8.1)
Income taxes	17.0	(4.2)
Accrued interest	(16.2)	51.9
Accrued expenses and other	(27.7)	(18.8)
Net cash provided by operating activities	50.8	85.5
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Proceeds from sales/maturities of investments	9.5	—
Purchases of investments	(9.5)	—
Proceeds from sale of assets	0.2	—
Capital expenditures	(46.5)	(53.1)
Acquisitions, net of cash acquired - Trauma Acquisition	—	(280.0)
Other acquisitions, net of cash acquired	(0.4)	(5.9)
Net cash used in investing activities	(46.7)	(339.0)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Payments under European facilities	(2.3)	(0.4)
Payments under senior secured credit facilities	(8.3)	(8.5)
Proceeds under revolvers	2.3	—
Payments under revolvers	(5.0)	—
Proceeds from senior notes due 2020	—	1,000.0
Tender of senior notes due 2017	—	(581.7)
Payment of fees related to refinancing activities	(0.2)	(30.1)
Equity:
Option exercise	0.3	—
Net cash used in financing activities	(13.2)	379.3
Effect of exchange rate changes on cash	(1.1)	1.0

Increase (decrease) in cash and cash equivalents	(10.2)	126.8
Cash and cash equivalents, beginning of period	355.6	492.4
Cash and cash equivalents, end of period	$345.4	$619.2

Free Cash Flow*(1)	$4.3	$32.4
Add back: cash paid for interest	101.3	62.5
Unlevered Free Cash Flow* (2)	$105.6	$94.9

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$101.3	$62.5
Income taxes	$32.2	$22.0

(1)	Defined as cash flow from operations less capital expenditures

(2)	Defined as Free Cash Flow plus cash paid for interest. Commonly used by companies that are highly leveraged to show how assets perform before interest payments.

*	See Non-GAAP Financial Measures Disclosure